Exhibit 99

News Release

Contact:	Charles R. Guarino
Treasurer
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS 2010 EARNINGS OF $11.3 MILLION, A 33% INCREASE OVER 2009

Clearfield, Pennsylvania – February 4, 2011

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the fourth quarter of 2010 and for the year ended December 31, 2010. Highlights include the following:

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Net income of $11.3 million for the year ended December 31, 2010, or $1.06 per share, a 32.9% increase in net income and an 8.2% increase in diluted earnings per share over the year ended December 31, 2009.

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Net income of $2.9 million for the quarter ended December 31, 2010, or $0.23 per share, an 88.9% increase in net income and a 35.3% increase in diluted earnings per share over the quarter ended December 31, 2009.

•

Returns on average assets and equity of 0.87% and 11.62%, respectively, for the year ended December 31, 2010. Returns on average assets and equity of 0.84% and 10.23%, respectively, for the three months ended December 31, 2010.

•	Total non-performing assets of $13.2 million, or 1.66% of loans + OREO as of December 31, 2010.

•	Total loans of $794.6 million at December 31, 2010, an increase of $79.4 million, or 11.1% compared to December 31, 2009, and an increase of $41.6 million, or 5.5%, compared to September 30, 2010.

•	Deposits of $1,162.9 million at December 31, 2010, an increase of $206.0 million, or 21.5%, compared to December 31, 2009, and an increase of $48.2 million, or 4.3%, compared to September 30, 2010.

Joseph B. Bower, Jr., President and CEO, commented, “2010 has been a very exciting year for CNB. We successfully raised $34.5 million in new equity, grew earning assets 23%, and improved earnings 33%. In addition, we believe overall asset quality has stabilized and is beginning to improve, and we have better positioned our interest rate risk going into 2011.”

Net Interest Income and Margin

During the year ended December 31, 2010, net interest income increased $4.7 million, or 12.5%, compared to the year ended December 31, 2009. Net interest margin on a fully tax equivalent basis was 3.65% for the year ended December 31, 2010, compared to 4.00% for the year ended December 31, 2009. Although earning assets continue to grow, these increases have been offset by decreases in the yield on earning assets as a result of the current interest rate environment, and the composition of earning assets has shifted to a greater percentage of investment securities as deposit growth is outpacing loan growth. In addition, CNB repaid a long-term borrowing having a fixed rate of 5.63% in the fourth quarter of 2010, resulting in a prepayment penalty of $707 thousand that is reported in interest expense during the quarter and year ended December 31, 2010. The effect of this prepayment penalty was to reduce the net interest margin by 6 basis points for the year ended December 31, 2010 and 22 basis points for the three months ended December 31, 2010.

Due to significant growth in core deposits, interest-bearing liabilities have grown significantly during the last twelve months. Interest-bearing deposits as of December 31, 2010 grew $181.5 million, or 21.6%, as compared to December 31, 2009. However, interest expense, excluding the prepayment penalty mentioned previously, for the year ended December 31, 2010 decreased by $119 thousand compared to the year ended December 31, 2010 as a result of CNB’s focus on deposit mix and active management of deposit rates.

Asset Quality

During the year and three months ended December 31, 2010, CNB increased its provision for loan losses as compared to the year and three months ended December 31, 2009. For the three month periods ended December 31, 2010 and 2009, the provision for loan losses was $2.6 million and $1.5 million, respectively. For the years ended December 31, 2010 and 2009, the provision for loan losses was $5.2 million and $4.5 million, respectively. The increase was a result of increases in net charge-offs, primarily in the commercial mortgage portfolio, and the growth in the total loan portfolio. One commercial mortgage loan became impaired in the fourth quarter of 2010 and was placed on nonaccrual status. A balance of $1.8 million was charged off related to this loan in the fourth quarter of 2010, and the loan’s carrying value at December 31, 2010 is $6.1 million.

Non-Interest Income

Net securities gains realized during the year ended December 31, 2010 were $1.7 million, compared to net realized securities gains of $395 thousand for the year ended December 31, 2009. During the year ended December 31, 2010 and 2009, an other-than-temporary impairment charge of $2.2 million and $2.4 million, respectively, was recorded in earnings on structured pooled trust preferred securities. CNB’s remaining exposure in structured pooled trust preferred securities is $2.2 million at December 31, 2010. Excluding the effects of these securities transactions, non-interest income was $10.1 million for the year ended December 31, 2010, compared to $9.8 million for the year ended December 31, 2009.

Non-Interest Expense

Total non-interest expense increased $1.9 million, or 6.3%, during the year ended December 31, 2010 compared to the year ended December 31, 2009. Salaries and benefits expenses increased $1.0 million, or 7.0%, during the year ended December 31, 2010 compared to the year ended December 31, 2009, primarily as a result of an increase in full-time equivalent employees from 280 at December 31, 2009 to 290 at December 31, 2010.

Insurance premiums due to the Federal Deposit Insurance Corporation (“FDIC”) decreased by $128 thousand, or 7.3%, for the year ended December 31, 2010 compared to the year ended December 31, 2009 due to the special assessment in the amount of $475 thousand that was incurred during the quarter ended June 30, 2009. Excluding this special assessment, FDIC insurance premiums increased $347 thousand during the year ended December 31, 2010 as compared to the year ended December 31, 2009, as a result of increases in the deposits on which the premium assessment is based as well as higher assessment rates in 2010.

Other non-interest expenses increased from $9.2 million during the year ended December 31, 2009 to $10.0 million during the year ended December 31, 2010, primarily as a result of increases in occupancy expenses and information technology expenses that are attributable to CNB’s continued growth.

Balance Sheet

Shareholders’ equity decreased $8.1 million, or 6.9%, from September 30, 2010 to December 31, 2010. This change was a result of a decrease in the mark to market adjustment in CNB’s available for sale securities portfolio of $14.2 million during the quarter ended December 31, 2010. Excluding the change in accumulated other comprehensive income, shareholders’ equity increased $1.3 million during the quarter ended December 31, 2010.

Non-GAAP Financial Measures

The non-GAAP measures in this press release are not measures that are defined in generally accepted accounting principles (“GAAP”). Tangible book value per share, tangible common equity and tangible assets are non-GAAP financial measures calculated using GAAP amounts. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $1.4 billion that conducts business primarily through CNB Bank, the CNB’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a loan production office, a private banking division, and 26 full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank. More information about CNB and CNB Bank may be found on the internet at www.bankcnb.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements include, but are not limited to: changes in general business, industry or economic conditions or competition; changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principals or otherwise; adverse changes or conditions in capital and financial markets; changes in interest rates; higher than expected costs or other difficulties related to integration of combined or merged businesses; the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations and other acquisitions; changes in the quality or composition of CNB’s loan and investment portfolios; adequacy of loan loss reserves; increased competition; loss of certain key officers; continued relationships with major customers; deposit attrition; rapidly changing technology; unanticipated regulatory or judicial proceedings and liabilities and other costs; changes in the cost of funds, demand for loan products or demand for financial services; and other economic, competitive, governmental or technological factors affecting CNB’s operations, markets, products, services and prices. Some of these and other factors are discussed in CNB’s annual and quarterly reports previously filed with the SEC. Such developments could have an adverse impact on CNB’s financial position and CNB’s results of operations.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

Financial Tables

The following tables supplement the financial highlights described previously for CNB Financial Corporation as of and for the three and twelve month periods ended December 31, 2010 and 2009.

	(unaudited) Three Months Ended December 31,			Twelve Months Ended December 31,
				(unaudited)
	2010	2009	%	2010	2009	%
	(Dollars in thousands, except per share data)

Income Statement
Interest income	$15,854	$14,056	12.8%	$61,147	$55,870	9.4%
Interest expense	5,152	4,708	9.4%	19,056	18,468	3.2%

Net interest income	10,702	9,348	14.5%	42,091	37,402	12.5%
Provision for loan losses	2,559	1,501	70.5%	5,158	4,465	15.5%

Net interest income after provision for loan losses	8,143	7,847	3.8%	36,933	32,937	12.1%

Non-interest income
Wealth and asset management fees	574	333	72.4%	1,829	1,451	26.1%
Service charges on deposit accounts	1,109	1,142	-2.9%	4,226	4,309	-1.9%
Other service charges and fees	348	276	26.1%	1,396	1,322	5.6%
Net realized and unrealized gains (losses) on securities for which fair value was elected	74	(70)	-205.7%	32	63	-49.2%
Mortgage banking	449	283	58.7%	814	1,058	-23.1%
Bank owned life insurance	200	180	11.1%	802	720	11.4%
Other	161	202	-20.3%	1,002	845	18.6%

Total other-than-temporary impairment losses on available for sale securities	(318)	(1,232)	-74.2%	(2,241)	(2,443)	-8.3%
Less portion of loss recognized in other comprehensive income	—	—	NA	—	—	NA

Net impairment losses recognized in earnings	(318)	(1,232)	-74.2%	(2,241)	(2,443)	-8.3%
Net realized gains (losses) on available-for-sale securities	969	(213)	554.9%	1,660	395	320.3%

Net impairment losses recognized in earnings and realized gains on available-for-sale securities	651	(1,445)	-145.1%	(581)	(2,048)	-71.6%

Total non-interest income	3,566	901	295.8%	9,520	7,720	23.3%

Non-interest expense
Salaries and benefits	3,997	3,892	2.7%	15,686	14,660	7.0%
Net occupancy expense of premises	1,122	979	14.6%	4,326	4,071	6.3%
FDIC insurance premiums	417	337	23.7%	1,619	1,747	-7.3%
Intangible amortization	10	25	-60.0%	85	100	-15.0%
Other	2,518	1,905	32.2%	9,952	9,213	8.0%

Total non-interest expense	8,064	7,138	13.0%	31,668	29,791	6.3%

Income before income taxes	3,645	1,610	126.4%	14,785	10,866	36.1%
Income tax expense	719	61	1078.7%	3,469	2,354	47.4%

Net income	$2,926	$1,549	88.9%	$11,316	$8,512	32.9%

Average diluted shares outstanding	12,209,973	8,743,304		10,609,142	8,670,285

Diluted earnings per share	$0.23	$0.17	35.3%	$1.06	$0.98	8.2%
Cash dividends per share	$0.165	$0.165	0.0%	$0.660	$0.660	0.0%

Payout ratio	72%	97%		62%	67%

Average Balances
Loans, net of unearned income	$775,723	$706,233		$741,714	$686,438
Total earning assets	1,287,187	1,037,048		1,204,407	976,486
Total deposits	1,151,826	936,845		1,081,860	868,582
Shareholders’ equity	114,449	69,605		97,384	66,209

Performance Ratios
Return on average assets	0.84%	0.54%		0.87%	0.79%
Return on average equity	10.23%	8.90%		11.62%	12.86%
Net interest margin (FTE)	3.48%	3.74%		3.65%	4.00%
Net interest margin (FTE), excluding prepayment penalty of $707 thousand incurred in the 4th quarter of 2010	3.70%	3.74%		3.71%	4.00%

Loan Charge-Offs
Net loan charge-offs	$2,569	$1,171		$4,133	$3,389
Net loan charge-offs / average loans	1.32%	0.66%		0.56%	0.49%

	(unaudited) December 31, 2010	(unaudited) September 30, 2010	December 31, 2009	% change versus
				9/30/10	12/31/09
	(Dollars in thousands, except per share data)

Ending Balance Sheet
Loans, net of unearned income	$794,562	$752,945	$715,142	5.5%	11.1%
Loans held for sale	4,451	3,951	1,218	12.7%	265.4%
Investment securities	501,629	502,768	346,370	-0.2%	44.8%
FHLB and other equity interests	6,415	6,726	6,907	-4.6%	-7.1%
Other earning assets	15,665	7,333	8,787	113.6%	78.3%

Total earning assets	1,322,722	1,273,723	1,078,424	3.8%	22.7%

Allowance for loan losses	(10,820)	(10,830)	(9,795)	-0.1%	10.5%
Goodwill	10,821	10,821	10,821	0.0%	0.0%
Other intangible assets	—	10	85	-100.0%	-100.0%
Other assets	90,788	89,446	82,056	1.5%	10.6%

Total assets	$1,413,511	$1,363,170	$1,161,591	3.7%	21.7%

Non interest-bearing deposits	$140,836	$140,508	$116,310	0.2%	21.1%
Interest-bearing deposits	1,022,032	974,146	840,548	4.9%	21.6%

Total deposits	1,162,868	1,114,654	956,858	4.3%	21.5%

Borrowings	106,507	96,225	101,383	10.7%	5.1%
Subordinated debt	20,620	20,620	20,620	0.0%	0.0%

Other liabilities	13,871	13,894	13,321	-0.2%	4.1%

Shareholders’ equity	109,645	117,777	69,409	-6.9%	58.0%

Total liabilities and shareholders’ equity	$1,413,511	$1,363,170	$1,161,591	3.7%	21.7%

Ending shares outstanding	12,237,261	12,217,445	8,761,273

Book value per share	$8.96	$9.64	$7.92
Tangible book value per share (*)	$8.08	$8.75	$6.68

Capital Ratios
Tangible common equity / tangible assets (*)	7.05%	7.91%	5.08%
Leverage ratio	8.81%	9.02%	7.87%
Tier 1 risk based ratio	14.13%	14.65%	10.70%
Total risk based ratio	15.38%	15.90%	11.95%

Asset Quality
Non-accrual loans	$11,926	$6,661	$12,757
Loans 90+ days past due and accruing	889	532	584

Total non-performing loans	12,815	7,193	13,341
Other real estate owned	396	394	252

Total non-performing assets	$13,211	$7,587	$13,593

Non-performing assets / Loans + OREO	1.66%	1.01%	1.90%
Allowance for loan losses / Loans	1.36%	1.44%	1.37%

*  - Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

Shareholders’ equity	$109,645	$117,777	$69,409
Less goodwill	10,821	10,821	10,821
Less other intangible assets	—	10	85

Tangible common equity	$98,824	$106,946	$58,503

Total assets	$1,413,511	$1,363,170	$1,161,591
Less goodwill	10,821	10,821	10,821
Less other intangible assets	—	10	85

Tangible assets	$1,402,690	$1,352,339	$1,150,685

Ending shares outstanding	12,237,261	12,217,445	8,761,273

Tangible book value per share	$8.08	$8.75	$6.68
Tangible common equity/Tangible assets	7.05%	7.91%	5.08%